Exhibit 99.1


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY



                                       )
Larry Simons,                          )
on behalf of himself                   )
and all others similarly situated      )
                                       )
                   Plaintiff,          )
                                       )
                                       )  C.A. No.
Gerald T. Vento, Thomas H.             )
Sullivan, William H. Mounger,          )
Scott I. Anderson, Michael Benson,     )
Alexander P. Coleman, William H.       )
Hague, Michael R. Hannon, Rohit M.     )
Desai, Ann K. Hall, James M. Hoak,     )
Jr., David A. Jones, Jr., Kevin        )
J. Shepherd and Telecorp PCS, Inc.,    )
                                       )
                   Defendants.         )
                                       )



                       SHAREHOLDER CLASS ACTION COMPLAINT

            Plaintiff, as and for his class action complaint, alleges upon personal knowledge as to himself and his own acts, and upon information and belief derived from, inter alia, a review of documents filed with the Securities Exchange Commission and publicly available news sources, including articles in such leading financial newspapers as The Wall Street Journal and The New York times, as to all other matters, as follows:

                              NATURE OF THE ACTION

            1. This is a shareholder class action on behalf of the stockholders of TeleCorp PCS, Inc. ("TeleCorp" or the "Company") against its directors and others to enjoin defendants' action related to the sale of the seventy-seven percent of TeleCorp PCS not already owned by AT&T Wireless Services, Inc. ("AT&T Wireless") to AT&T Wireless, and to obtain other appropriate relief.

                                    PARTIES

            2. Plaintiff Larry Simmons has owned shares of TeleCorp common stock at all relevant times and continues to own such shares.

            3. Defendant, TeleCorp, is a Delaware Corporation with its principal place of business at 1010 North Glebe Road, Suite 800, Arlington, Virginia 22201. TeleCorp is a telecommunications company which provides its SunCom digital wireless services in selected markets in fourteen states and the Commonwealth of Puerto Rico, encompassing 16 of the top 100 markets. The Company is AT&T Wireless' largest affiliate with licenses covering approximately 37 million people from the Great Lakes to the Gulf of Mexico.

            4. Defendant Gerald T. Vento has served as Chief Executive Officer and a director of TeleCorp since the merger of TeleCorp Wireless with Tritel, Inc. ("Tritel") in November of 2000 (the "Merger"). Prior to the Merger, Vento was Chief Executive Officer and a director of TeleCorp Wireless since its' inception in July 1997.

            5. Defendant Thomas H. Sullivan has served as Chief Financial Officer and a director of TeleCorp since the merger. Prior to the Merger, Sullivan was a director of Telecom Wireless from July 1997 and Chief Financial Officer of Telecom Wireless from March 1999.

            6. Defendant William M. Mounger, II has served as Chairman of the Board of TeleCorp since the Merger. Prior to the Merger, Mounger was a co-founder of Tritel and served as its Chief Executive Officer and chairman of the Board form April 1998.

            7. Defendant Scott I. Anderson is a director of TeleCorp and has been since the Merger. Prior to the Merger, Anderson was a director of Tritel from July 1998.

            8. Defendant Michael Benson is a director of TeleCorp and has been since January 2001. He also serves as Senior Vice President and Chief Information Officer of AT&T Wireless, where he has been employed since 1987.

            9. Defendant Alexander P. Coleman is a director of TeleCorp and has been since the Merger. He served as a director of Tritel from January 1999 until the Merger.

            10. Defendant William H. Hague is a director of TeleCorp and has been since the Merger. He also serves as the Senior Vice President, Corporate Development, Mergers and Acquisitions at AT&T Wireless, where he has been employed since 1995.

            11. Defendant Michael R. Hannon is a director of TeleCorp and has been since the Merger.

            12. Defendant Rohit M. Desai is a director of TeleCorp and has been since the Merger.

            13. Defendant Ann K. Hall is a director of TeleCorp and has been since the Merger. She is also the Director of Partnership and Affiliate Operations for AT&T Wireless, and has been employed by AT&T Wireless since 1995.

            14. Defendant James M. Hoak, Jr. is a director of TeleCorp and has been since the Merger.

            15. Defendant David A. Jones, Jr., is a director of TeleCorp and has been since the Merger.

            16. Defendant Kevin J. Shepherd is a director of TeleCorp and has been since the Merger.

            17. The individuals described in paragraphs 4 through 16 are hereinafter referred to collectively as the "Individual Defendants." By virtue of their positions as directors, and where applicable, officers of TeleCorp and/or their exercise of control and ownership over the business and corporate affairs of TeleCorp, the Individual Defendants have, and at all relevant times had, the power to control and influence and did control and influence and cause TeleCorp to engage in the practices complained of herein. Each Individual Defendant owed and owes TeleCorp and its shareholders fiduciary obligations and were and are required to: (1) use their ability to control and manage TeleCorp in a fair, just and equitable manner; (2) act in furtherance of the best interests of TeleCorp and its shareholders: (3) act to maximize shareholder value in connection with any change in ownership and control; (4) govern TeleCorp in such a manner as to heed the expressed views of its public shareholders; (5) refrain from abusing their position of control; and (6) not to favor their own interests at the expense of TeleCorp and its public shareholders.

            18. Each defendant herein is sued individually and/or as a conspirator and aider and abettor. The Individual Defendants are also sued in their capacity as directors of TeleCorp. The liability of each defendant arises from the fact that they have engaged in all or part of the unlawful acts, plans, schemes, or transactions complained of herein.


                            CLASS ACTION ALLEGATIONS

            19. Plaintiff brings this action as a class action pursuant to Delaware Chancery Court Rule 23 on behalf of all TeleCorp common stock holders. Excluded from the Class are defendants, members of the immediate families of the defendants, their heirs and assigns, and those in privity with them.

            20. The members of the Class are so numerous that joinder of all of them would be impracticable. While the exact number of Class members is unknown to plaintiff, and can be ascertained only through appropriate discovery, plaintiff believes there are many hundreds, if not thousands, of Class members. TeleCorp had over 175 million shares of common stock outstanding as of April, 2001.

            21. Plaintiff's claims are typical of the claims of the Class, since plaintiff and the other members of the Class have and will sustain damages arising out of defendant breaches of their fiduciary duties. Plaintiff does not have any interests that are adverse or antagonistic to those of the Class. Plaintiff will fairly and adequately protect the interests of the Class. Plaintiff is committed to the vigorous prosecution of this action and has retained counsel competent and experienced in this type of litigation.

            22. There are questions of law and fact common to the members of the Class that predominate over any questions which, if they exist, may affect individual class members. The predominant questions of law and fact include, among others, whether:

               (a) the defendants have and are breaching their fiduciary duties to the detriment of TeleCorp shareholders;

               (b) the Class has been damaged and the extent to which members of the Class have sustained damages, and what is the proper measure of those damages.

            23. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy, since joinder of all members is impracticable. Further, as individual damages may be relatively small for most members of the Class, the burden and expense of prosecuting litigation of this nature makes it unlikely that members of the Class would prosecute individual actions. Plaintiff anticipates no difficulty in the management of this action as a class action. Further, the prosecution of separate actions by individual members of the class would create a risk of inconsistent or varying results, which may establish incompatible standards of conduct for defendants.


                            SUBSTANTIVE ALLEGATIONS

            24. TeleCorp is the largest affiliate of AT&T Wireless. As earlier alleged, AT&T Wireless owns twenty-three percent of TeleCorp's outstanding stock and controls seven of the thirteen directorships of the Company.

            25. On October 8, 2001, AT&T Wireless announced that it will acquire the seventy-seven percent of defendant TeleCorp that it doesn't already own in an all-stock transaction valued at $4.7 billion. It was further announced that the board of directors of both companies had approved the transaction and TeleCorp shareowners representing a majority of the voting power had committed to vote in favor of the acquisition, thus foreclosing other bidders who might be willing to offer TeleCorp's public shareholders a higher price from coming forward.

            26. Despite a difficult period for telecommunications companies in general, TeleCorp was beginning to show signs of recovery and has posted impressive gains in recent weeks. On October 1, 2001, the Company announced third quarter net customer additions of 93,159, raising its' customer base to 915,895. Vento was quoted in the press release as stating that "(w)e have achieved significant growth momentum heading into the important fourth quarter. Third quarter subscriber additions were up 33% over 2Q '01, and now all of our markets are solidly contributing. Our subscriber growth was complemented by an equally impressive improvement in the key operating metrics which will meet or exceed the company's third quarter guidance."

            27. In making its buyout offer, AT&T Wireless recognized the superb and improving operating performance of TeleCorp, and is seeking to usurp this growing value for itself, denying TeleCorp's minority shareholders the opportunity to obtain fair value for their equity interest. In receiving 0.9 shares of AT&T Wireless common stock for each share of TeleCorp PCS share owned, a value of $14.04 per share, TeleCorp shareholders will only be receiving a 19 percent premium based on the average closing prices of the stocks over the past 30 trading days. In fact, TeleCorp was trading at approximately $14 per share only one month ago, on September 5, 2001.

            28. The Individual Defendants have failed to put TeleCorp up for auction in response to AT&T Wireless' offer or to take other appropriate steps to maximize the value to TeleCorp's public shareholders, and have thereby allowed the price of TeleCorp stock to be capped, depriving plaintiff and the Class of the opportunity to realize any increase in the value of TeleCorp shares. Despite the long-term value of the TeleCorp acquisition for AT&T Wireless, TeleCorp shareholders will be receiving an inadequate takeover premium over TeleCorp's stock price prior to the announcement of the transaction, and inadequate value in relation to TeleCorp's true value. The substantial benefit that AT&T Wireless will enjoy by virtue of the transaction is not being adequately compensated for in the proposed price to be paid to public shareholders.

            29. By entertaining the offer from AT&T Wireless, the Individual Defendants had initiated a process to sell TeleCorp, which imposes heightened fiduciary responsibilities and requires enhanced scrutiny by the court. However, the terms of the proposed sale were not the result of a full and fair auction process or active market check. Rather, the Individual Defendants arrived at them without a full and thorough investigation, and the price and process are intrinsically unfair and inadequate from the standpoint of TeleCorp's public shareholders.

            30. The Individual Defendants have failed to make an informed decision to date as no market check of TeleCorp's value was obtained.

            31. The Individual Defendants have violated the fiduciary duties they owe to the shareholders of TeleCorp. The terms of the proposed transaction and its timing, the failure to auction TeleCorp and invite other bidders, and defendants failure to provide a market check, demonstrate a clear absence of the exercise of due care and loyalty to TeleCorp's public shareholder.

            32. The Individual Defendants fiduciary obligations under the circumstances of AT&T's offer obligated them to:

                  (a) Undertake an appropriate evalution of TeleCorp's net
            worth as a merger/acquisition candidate;

                  (b) Actively evaluate the proposed transaction and engage in a meaningful auction with third parties in an attempt to obtain the best value for TeleCorp's public shareholders;

                  (c) Act independently so that the interests of TeleCorp's
            public shareholders will be protected and enhanced; and

                  (d) Adequately ensure that no conflicts of interest exist
            between the Individual Defendants own interests and their fiduciary obligations to maximize shareholder value or, if such conflicts exist, to ensure that all conflicts are resolved in the best interests of TeleCorp's public shareholders.

            33. The Individual Defendants have breached their fiduciary duties by reason of the acts and transactions complained of herein.

            34. Plaintiff and other members of the class have been and will be damaged in that they have not and will not receive their fair proportion of the value of TeleCorp's assets and business, will be divested from their right to share in TeleCorp's future growth and development and have been and will be prevented from obtaining a fair and adequate price for their shares of TeleCorp common stock.

            35. The consideration to be paid to class members in the proposed merger is unfair and inadequate, because inter alia:

                  (a) the intrinsic value of TeleCorp's common stock is in
            excess of the amount offered by AT&T Wireless, giving due consideration to the anticipated operating results, net asset value, cash flow, profitability and established markets of TeleCorp; and

                  (b) The exchange ratio is not the result of an appropriate consideration of the value of TeleCorp.

            36. The Individual Defendants have not yet appointed or retained any truly independent person or entity to negotiate for or on behalf of TeleCorp's public shareholders to promote their best interests in the merger transaction. Further, since, as alleged in detail herein, seven of the thirteen members of TeleCorp's board are not entitled to the protection of the business judgment rule, any vote by the TeleCorp board is presumptively not an independent exercise of the board's business judgment.

            37. The Individual Defendants have and are breaching their duties of loyalty and care to TeleCorp's public shareholders by using their control of TeleCorp to force plaintiff and the class to exchange their equity interest in TeleCorp for unfair consideration, and to deprive TeleCorp's public shareholders of the maximum value to which they are entitled.

            38. The terms of the proposed sale are grossly unfair to the class, and the unfairness is compounded by the gross disparity between the knowledge and information possessed by the Individual Defendants by virtue of their positions of control of TeleCorp and that possessed by TeleCorp's public shareholders. Defendants' intent is to take advantage of this disparity and to induce class members to relinquish their TeleCorp shares at an unfair exchange ratio on the basis of incomplete or inadequate information.

            39. By reason of the foregoing, plaintiff and each member of the class is suffering irreparable injury and damages.

            40. Plaintiff and other members of the class have no adequate remedy at law.


DEFENDANTS ARE NOT ENTITLED TO THE
PROTECTION OF THE BUSINESS JUDGMENT RULE
----------------------------------------

            41. Defendants are not entitled to the presumption of the Business Judgment Rule since a majority of TeleCorp Directors are interested in the transaction.

            42. On October 7, 2001, TeleCorp drafted Amendment No. 1 to the Stockholder's Agreement among TeleCorp, AT&T Wireless, Sullivan, Vento, and Mounger, as parties to the Stockholder's Agreement dated November 13, 2000. This Amendment provided for the following:

            Section 3.7 of the Stockholder's Agreement is hereby amended by adding to the end thereof the following sentence:
            "Nothing contained in this Agreement, including without limitation this Section 3.7 and Article 4 hereof, shall prohibit the Company, AWP, the Management Stockholders or the Cash Equity Investors from executing, delivering and performing their respective obligations under the Voting Agreement, dated as of October __, 2001, among the Company, AWP and the shareholders of the Company named therein."

            43. Section 3.7 of the Shareholder Agreement, dated November 13, 2000, provided as follows:

            Voting Agreements and Voting Trusts. Except as disclosed on Schedule X or referred to in this Section 3.9, each stockholder agrees that it will not, directly or indirectly, deposit any of his or its shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Voting Preference Stock and/or Common Stock in a voting trust or other similar arrangement or, except as expressly provided herein, subject such shares to a voting agreement or other similar arrangements. AT&T PCS covenants and agrees that it will not, directly or indirectly, enter into a voting or similar agreement with any Transferee of shares of Series A Preferred Stock or Series B Preferred Stock. Each holder of Voting Preference Stock shall vote all shares of Voting Preference Stock owned by him in accordance with the vote of holders of two-thirds of the shares of Voting Preference Stock.

            44. In conjunction with the Agreement and Plan of Merger ("Merger Agreement") entered into between AT&T Wireless and TeleCorp, certain TeleCorp shareholders entered into a Voting Agreement whereby these shareholders pledged to vote their shares in favor of the proposed acquisition. The Voting Agreement provides, in relevant part, that:

            The shareholder hereby irrevocably and unconditionally agrees to vote or to cause to be voted all of the shares then owned of record or beneficially by him, to the extent the Shares carry the right to vote thereon, at the Titan Stockholders Meeting and at any other annual or special meeting of shareholders of TeleCorp where any such proposal is submitted, and in connection with any written consent of stockholders, (a) in favor of the Titan Proposals and (b) against
            (i) approval of any proposal made in opposition to or in competition with the transactions contemplated by the Merger Agreement, (ii) any merger, consolidation, sale of assets, business combination, share exchange, reorganization or recapitalization of TeleCorp or any of it's subsidiaries, with or involving any party other than as contemplated by the Merger Agreement, (iii) any liquidation or winding up of TeleCorp, (iv) any extraordinary dividend by TeleCorp,
            (v) any change in the capital structure of TeleCorp (other than pursuant to the Merger Agreement) and (vi) any other action that may reasonably be expected to impede, interfere with, delay, postpone or attempt to discourage the consummation of the transactions contemplated by the Merger Agreement or result in a breach of any of the covenants, representations, warranties or other obligations or agreements of TeleCorp under the Merger Agreement, which would materially and adversely affect TeleCorp or AWS (AT&T Wireless) or their respective abilities to consummate the transactions contemplated by the Merger Agreement.

            45. Defendants Sullivan, Vento, and Hoak, along with William J. Pevanney, a shareholder of TeleCorp, entered into Voting Agreements. By means of the Voting Agreements, AT&T Wireless secured 50,590,601 shares, which constitutes over 27% of the 179,661,635 shares outstanding. Since AT&T Wireless already owned 23% of TeleCorp prior to the Merger Agreement, the Voting Agreements signed by the Defendants and Pevanney provided AT&T Wireless with a majority of the voting stock of TeleCorp, thereby foreclosing any competing bid for the Company.

            46. Also on October 8, 2001, TeleCorp PCS sent a letter to Vento and Sullivan, in their capacity as TeleCorp Management Corp., Inc., (the "Letter Agreement") which stated the following:

            On behalf of Telecorp PCS, Inc. (the "Company"), I am pleased to offer TeleCorp Management Corp., Inc. ("Management") the following retention award:

            Except as otherwise provided below, the Company will pay to Management a cash payment as of the Closing Date (as defined in the Agreement and Plan of Merger among AT&T Wireless Services, Inc. ("Wireless"), Merger Sub and the Company dated as of the 8th of October, 2001 (the "Merger Agreement")) in an amount equal to three times the sum of (A) Management's Management Fees (as defined in that certain Management Agreement between Management and the Company, dated as of November 13, 2000 ("Management Agreement") and
            (B) Management's highest Annual Bonus (as defined in the Management Agreement) earned for the last three full fiscal years prior to the
            Closing Date....

            On the Closing Date, this letter agreement shall be assigned to Wireless, or its successor, and Wireless shall have all rights and assume all obligations hereunder. Upon the assignment and assumption, all references in this letter agreement to the "Company" shall be deemed to refer to Wireless.

            47. Defendant Hoak signed the Letter Agreement on behalf of TeleCorp and Defendants Vento and Sullivan signed the Agreement on behalf of TeleCorp Management Corp., Inc. ("Management"). According to the Management Agreement between TeleCorp and Management, dated November 13, 2001, Vento and Sullivan are the sole owners of Management.

            48. A majority of the Board is interested in this acquisition by reason of the acts and transactions complained of herein. Specifically, as alleged in detail herein, defendants Benson, Hague, and Hall are currently officers and employees of AT&T Wireless and thus are clearly interested directors in the transaction at issue. Furthermore, as further set forth herein, defendants Vento and Sullivan stand to receive enormous profits from the acquisition of the Company by AT&T Wireless pursuant to the Management Agreement and Letter Agreement entered into with TeleCorp. Finally, by means of the Amendment to the Shareholder Agreement and/or the Voting Agreements, defendants Mounger and Hoak directly participated in the acts which now prevent any meaningful third party bid for the Company.

            WHEREFORE, plaintiff demanded judgment as follows:

            1. determining that this action is a proper class action under Delaware Rule of Civil Procedure 23, and that plaintiff is a proper class representative;

            2. declaring that defendants have breached their fiduciary duties to plaintiff and the Class and aided and abetted such breaches;

            3. enjoining the proposed sale to AT&T Wireless and, if the proposed sale is consummated, rescinding it;

            4. awarding plaintiff and the class compensatory and/or rescissory damages as allowed by law;

            5. awarding interest, attorney's fees, expert fees and other costs, in an amount to be determined; and

            6. granting such other relief as the Court may find just and proper.


Dated:  October 16, 2001

                                                 HUGHES, SISK & GLANCY


                                                 /s/ Brian P. Glancy
                                                 -----------------------
                                                 Brian P. Glancy, Esq.
                                                 522 Greenhill Avenue
                                                 The Court at Wawaset Plaza
                                                 Wilmington, DE  19805
                                                 (302) 658-5144


Of Counsel:

THE BRUALDI LAW FIRM
Richard B. Brualdi
29 Broadway, Suite 1515
New York, NY  10006
(212) 952-0602